UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2020
Date of Report (Date of earliest event reported)

STEIN MART, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20052	64-0466198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1200 Riverplace Blvd., Jacksonville, Florida 32207
(Address of principal executive offices, including Zip Code)

(904) 346-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SMRT	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 23, 2020, Stein Mart, Inc. (the “Company”) executed a promissory note (the “Note”) under which the Company borrowed $9,874,973.48 (the “Loan”) from SunTrust Bank, (the “Trustee”) in its capacity as the trustee under a trust agreement (the “Trust Agreement”) dated September 1, 1999. The trust established by the Trust Agreement (the “Trust”) holds certain whole life insurance policies related to the Company’s executive deferred compensation plans. The Trustee has obtained loans from the insurance policies held in the Trust in an amount not less than the amount of the Loan. The proceeds from this Loan will be used to pay down borrowings under the Company’s existing credit agreement to provide additional availability under that agreement.
The Loan has a fixed interest rate of 3.56% per annum and a maturity date of September 30, 2020 (the “Maturity Date”). The Note may be prepaid in whole or in part at any time. All unpaid principal and accrued interest on the Note will become due and payable on the Maturity Date. The Trustee may offset payments due under the Note against amounts the Company is otherwise entitled to withdraw from the Trust under the terms of the Trust Agreement. The preceding summary of the material terms of the Note is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
See discussion in Item 1.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
10.1  Promissory Note dated March 23, 2020, by and among Stein Mart, Inc. and SunTrust Bank.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date:	March 25, 2020	By:	/s/ James B. Brown
James B. Brown
Executive Vice President and Chief Financial Officer